SCHVANEVELDT AND COMPANY
                           Certified Public Accountant
                         275 E. South Temple, Suite 300
                           Salt Lake City, Utah  84111
                                 (801) 521-2392

Darrell  T.  Schvaneveldt,  CPA




May  11,  1999

Securities  and  Exchange  Commission
Washington,  D.C.  20549

Ladies  &  Gentlemen,

We were previously principal accountants for Kan-Tx Energy Company and, under the date of May 2, 1994, we reported on the financial statements of Kan-Tx Energy Company as of April 30, 1994, December 31, 1993, 1992 and 1991, and the related statements of operations, stockholders' equity and cash flows for the accumulated period January 3, 1977 to April. 30, 1994, the period January 1, 1994 to April 30, 1994, and for the years ended December 31, 1993, 1992 and 1991. We have read the disclosure under Item 3 of Form 10-SB. We agree with such statements in so far as they relate to our firm. We understand that we were terminated as independent accountants effective May 2, 1994.


Very  Truly  Yours,



/S/  Darrell  T.  Schvaneveldt
------------------------------
Darrell  T.  Schvaneveldt

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